Exhibit 99.1

OFFICERS’ CERTIFICATE

WELLS FARGO FINANCIAL AUTO OWNER TRUST 2005-A

March 3, 2006

Wilmington Trust Company Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890 Attention: Corporate Trust Administration	Fitch Ratings One State Street Plaza, 30th Floor New York, New York 10004

JPMorgan Chase Bank, N.A. 4 New York Plaza, 6th Floor New York, New York 10004 Attention: Worldwide Securities Services / Global Debt – Wells Fargo Financial Auto Owner Trust 2005-A	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. 55 Water Street New York, New York 10004 Attention: Asset Backed Surveillance Department

Deutsche Bank Securities Inc. 60 Wall Street, 19th Floor New York, New York 10005 Attention: Richard Lawrence	Moody’s Investors Service, Inc. 99 Church Street New York, New York 10007 Attention: Asset Backed Securities Group

This Officers’ Certificate is being issued in accordance with Section 4.10 of the Sale and Servicing Agreement, dated as of May 31, 2005 (the “Agreement”), by and among Wells Fargo Financial Auto Owner Trust 2005-A, as Issuer, Ace Securities Corp., as Seller, Wells Fargo Financial, Inc., as Master Servicer and Custodian, and JPMorgan Chase Bank, N.A., as Indenture Trustee. Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

By our signatures below, the undersigned officers of the Master Servicer certify that effective as of December 31, 2005:

(a)          a review of the activities of Master Servicer during the period from June 16, 2005 to December 31, 2005 and of its performance under the Agreement has been made under our supervision; and

(b)         to the best of our knowledge, based on such review, Master Servicer has fulfilled all its obligations in all material respects under the Agreement throughout the period from June 16, 2005 to December 31, 2005.

IN WITNESS WHEREOF, we have executed this Officers’ Certificate as of the date first above written.

WELLS FARGO FINANCIAL, INC.,
as Master Servicer

By:	/s/ Eric T. Torkelson	By:	/s/ Dean R. Anderson
Name: Eric T. Torkelson		Name: Dean R. Anderson
Title: Senior Vice President and Controller		Title: Vice President